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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in Registration Statement
Nos. 33-23055, 33-33791, 33-40787, 33-53375, 33-58367, 33-64115, 333-11885,
333-16091, 333-46089, 333-59238 and 333-108052 on Form S-8, Registration
Statement Nos. 333-23559, 333-38193 and 333-104019 on Form S-3 and the related Prospectuses, and this Annual Report (Form 10-K) of our report dated
November 6, 2003, with respect to the consolidated financial statements of Becton, Dickinson and Company included in the 2003 Annual Report to Shareholders of Becton, Dickinson and Company.

    Our audits also included the financial statement schedule of Becton, Dickinson and Company listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                   /s/ ERNST & YOUNG, LLP
                                            ....................................
                                                    Ernst & Young, LLP

New York, New York
December 22, 2003